                                                                    EXHIBIT 99.1


GLOBAL CROSSING LTD. PASSES $1 BILLION MARK
-------------------------------------------
FOR CONTRACT SALES ON GLOBAL FIBER OPTIC NETWORK
------------------------------------------------


 . Fourth quarter revenue of $205 million and net income of $56 million are records.

 . Fourth quarter contract sales total $285 million as backlog grows to $634 million.

 .  Global network buildout is on schedule.


     Hamilton, Bermuda  February 1, 1999 -- Global Crossing Ltd. (NASDAQ, BSX:
GBLX), the owner and operator of the world's first independent global fiber optic network, today reported record results for the fourth quarter ended December 31, 1998. Global Crossing announced that firm commitments for purchases of capacity on the network, through the end of the fourth quarter, totaled $1.052 billion. Global Crossing reported record contract sales (new orders) of $285 million for the quarter, as the sales backlog grew to $634 million. Fourth quarter revenues of $205.1 million, net income of $56.0 million, and net income applicable to common shareholders of $51.6 million also reached new highs.

     For the twelve months ended December 31, 1998, revenues were $424.1 million and net income before preference share dividends, and excluding non-recurring items, was $71.5 million.

Demand for global bandwidth drives sales growth

     "The continuing demand from telecommunications and internet service providers for global high-speed bandwidth exceeds forecasts and fueled our growth to $1 billion of contract sales," said Global Crossing Chief Executive Officer Jack Scanlon. "To meet that demand, we're aggressively rolling out our global network, moving from the sea onto the land with our announcements of terrestrial networks in Europe and Japan. Our announced network, when completed, will span three continents and address 80% of the world's international traffic."

     "In 1999, we will introduce customized services including virtual private networks, leased private lines, and internet transit services which will be a new source of revenues," added Scanlon. "We expect sales, customer growth, and cash flow to continue to be strong."

     Of the $1.052 billion of contract sales, Global Crossing recognized $418 million as revenue in 1998, leaving $634 million as sales backlog not yet recognized as revenue. This backlog is expected to be recognized as revenue over approximately the next three years. This growth in sales of capacity reflects continued strong demand for capacity on Atlantic Crossing 1 (AC-1), and includes more than $100 million of commitments to purchase capacity and dark fiber on Pan-European Crossing.

Connecting continents and cities

     Creating the first independent, seamless global communications network, Global Crossing has extended its subsea cable network to include land-based systems with the announcement of Pan-European Crossing (PEC), and Global Access Limited, Japan (GAL).

This global network will be managed by the Company's state-of-the-art Network Operations Center in London, expected to be operational in 1999.

     GAL, a 49% owned joint venture with Marubeni Corporation of Japan, will build a high-capacity fiber-optic network of approximately 1,300 route kilometers connecting Tokyo, Osaka and Nagoya with the cable stations of PC-1, Global Crossing's trans-Pacific cable. This system, addressing 80 percent of the Japanese long-haul market, will link these cities to the United States, Europe and Latin America over Global Crossing's worldwide network. Construction of the GAL network started in September 1998 and operation is expected to commence by December 1999.

     Global Crossing's first terrestrial network, PEC, was announced at the
beginning of the quarter.   Since then, Global Crossing has signed contracts for
rights-of-way and conduit for Germany, the Netherlands, and Belgium, representing about one-quarter of the 8,200 route kilometers of the 18-city network. Also during the quarter, Global Crossing announced the sale of more than $100 million of dark fiber on PEC.

     As planned, the segments of Global Crossing's AC-1 cable system extending from the United States to Germany and the Netherlands began carrying commercial traffic during December. Full ring completion is on schedule for February 1999.

Financial highlights

     Of the $1.052 billion of cumulative contract sales through the end of the fourth quarter, $201 million was recognized as revenue during the quarter, representing contracts for circuits that were activated during this quarter. Revenues from operations, administration, and maintenance (OA&M) totaled approximately $4 million. For the year, total revenue was $424 million, including OA&M.

     Financial highlights for the three and twelve months ended December 31, 1998 were:



                                           Three Months Ended        Twelve Months Ended
                                            December 31, 1998         December 31, 1998
                                                      (in millions, except per share data)

Contract Sales:
---------

Through December 31, 1998                    $ 1,052                     $  1,052
During the period                            $   285                     $    911
Backlog                                      $   634                     $    634


Results of Operations:*
---------

Revenues                                     $ 205.1                     $  424.1
Net income (loss)                            $  51.6                     $ (134.7)
Net income before preference share
     dividends, and excluding non-
     recurring items                         $ 56.0                      $   71.5
Earnings (loss) per share                    $  0.24                     $  (0.75)
Earnings (loss) per share before
     preference share dividends, and
     excluding non-recurring items           $  0.26                     $   0.40


*See Statements of Operations and accompanying footnotes


Highlights for the quarter

 . A broad agreement with Lucent Technologies, Inc., under which Global Crossing will receive priority access to the advanced optical technologies of Lucent and Bell Laboratories, as well as financing for Pan European Crossing, for which Lucent was chosen to supply optical fiber and opto-electronic equipment. Lucent also agreed to provide financing for future systems, if it is chosen as a supplier for those systems.

 . The completion of an offering of preferred stock, raising approximately $483 million, as well as $240 million of non-recourse bank financing for Mid-Atlantic Crossing (MAC). In 1998, Global Crossing has raised more than $3.5 billion in capital through the capital markets, project financing and project equity from partners, providing full funding for its announced network segments.

 . The extension of the network to include 61,100 announced kilometers, of which 54,200 kilometers were under contract and 13,400 kilometers were in service.

Accounting for new initiatives

       Accounting policies for the Company's terrestrial systems and new services will be different from those currently applied to its subsea systems, which will be unaffected. Consistent with industry practice, Global Crossing will amortize capacity revenues from its new initiatives (PEC, GAL, and new services) over the lives of sales contracts, with cash received but not yet recognized as revenues recorded on the balance sheet as deferred revenue. Network investments for these new initiatives will be depreciated over the estimated useful lives of the assets. The new initiatives are expected to contribute to operating cash flow during 1999, but are expected to reduce net income by approximately $45 - $50 million.

Accounting for start-up activities

  As required for all companies operating under U.S. GAAP, Global Crossing will adopt Statement of Position 98-5 (SOP 98-5), "Reporting on the Cost of Start-Up Activities," issued by the American Institute of Certified Public Accountants, effective in the first quarter of 1999.

SOP 98-5 requires that certain start-up expenditures previously capitalized during system development must now be expensed. All companies involved in developing new projects will be affected by SOP 98-5. Global Crossing's cash flow will not be affected by the new standard, but net income in 1999 is expected to be reduced by $55 - $60 million, including a one-time charge in the first quarter of approximately $15 million, which represents startup costs spent and capitalized during previous periods.

About Global Crossing

     Global Crossing is building and operating the world's first independent global fiber optic network. Global Crossing's operations are headquartered in Hamilton, Bermuda, with holding company headquarters in Los Angeles, and offices in Morristown, New Jersey; San Francisco; Miami; London; Amsterdam; and Buenos Aires.
                                   #   #   #

               Note:  Condensed Financial Statements Are Attached

     Statements made in this press release that state the Company's or management intentions, beliefs, expectations or predictions for the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC). Copies of these filings may be obtained by contacting the Company or the SEC.

                                   #   #   #

-------------------------------------------------------------------------------


Investors and analysts may contact:           Reporters and editors may contact:
Jensen Chow                                   Tom Goff
310/385-5270 or 310/385-5283                  310/385-5231
E-mail: jchow@globalcrossing.com              E-mail: tgoff@globalcrossing.com
        ------------------------                      ------------------------


FOR MORE INFORMATION ABOUT GLOBAL CROSSING, VISIT OUR WEBSITE:

                             www.globalcrossing.bm

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                                 CONSOLIDATED
                           STATEMENTS OF OPERATIONS
            (In thousands of US dollars, except share information)

                                                                                                                    Period from
                                                                     Three months ended          Twelve months      March 19, 1997
                                                                  December 31     December 31         Ended      (Date of inception)
                                                                     1998            1997          Dec 31, 1998    to Dec. 31, 1997
                                                             ------------------- -------------  ---------------- ------------------
TOTAL REVENUES                                                     $ 205,150         $     -         $ 424,099      $    -

EXPENSES
     Cost of capacity sold                                            88,054                           178,492
     Operations and maintenance                                        7,404                            18,056
     Sales and marketing                                              12,539           1,224            26,194        1,366
     Network development                                               3,728              78            10,962           78
     General and administrative                                        9,363             988            26,844        1,657
     Termination of advisory services agreement                            -                           139,669
     Stock related expense                                             6,316                            39,374
     Provision for doubtful accounts                                   2,022                             4,233
                                                                   -----------------------------     -------------------------
     Total expenses                                                  129,426           2,290           443,824        3,101
                                                                   -----------------------------     -------------------------
OPERATING INCOME (LOSS)                                               75,724          (2,290)          (19,725)      (3,101)

EQUITY IN LOSS OF AFFILIATES                                          (1,471)              -            (2,508)           -

INTEREST INCOME (EXPENSE)
     Interest Income                                                  15,726             440            29,986        2,941
     Interest Expense                                                (17,220)              -           (42,880)           -
                                                                   -----------------------------     -------------------------
                                                                      (1,494)            440           (12,894)       2,941
      INCOME (LOSS) BEFORE INCOME TAXES
                                                                   -----------------------------     -------------------------
       AND  EXTRAORDINARY ITEM                                        72,759          (1,850)          (35,127)        (160)
                                                                   -----------------------------     -------------------------
           Provision for income taxes                                (16,735)              -           (33,067)           -
                                                                   -----------------------------     -------------------------
      INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                         56,024          (1,850)          (68,194)        (160)
                                                                   -----------------------------     -------------------------
           Extraordinary loss on retirement of senior notes                -               -           (19,709)           -
                                                                   -----------------------------     -------------------------
      NET INCOME (LOSS)                                               56,024          (1,850)          (87,903)        (160)
                                                                   -----------------------------     -------------------------
      Preference share  dividends                                     (4,375)         (4,277)          (12,681)     (12,690)
      Redemption of preference shares                                                                  (34,140)
                                                                   -----------------------------     -------------------------
      NET INCOME (LOSS) APPLICABLE TO
        COMMON STOCKHOLDERS                                         $ 51,649        $ (6,127)       $ (134,724)   $ (12,850)
                                                                   -----------------------------     -------------------------

      a) Adjusted EBITDA                                            $142,757        $ (2,290)        $ 261,376     $ (3,062)

      b) Net income (loss) before preference share dividends
           and excluding non-recurring items                        $ 56,024        $ (1,850)         $ 71,475       $ (160)

      INCOME (LOSS) PER COMMON SHARE
           Net income/(loss) before extraordinary item
             applicable to common stockholders:
                       Basic                                           $0.25          ($0.04)           ($0.64)      ($0.08)
                       Diluted                                         $0.24          ($0.04)           ($0.64)      ($0.08)
           Extraordinary item
                       Basic                                           $0.00           $0.00            ($0.11)       $0.00
                       Diluted                                         $0.00           $0.00            ($0.11)       $0.00
           Net income/(loss) applicable to common stockholders:
                       Basic                                           $0.25          ($0.04)           ($0.75)      ($0.08)
                       Diluted                                         $0.24          ($0.04)           ($0.75       ($0.08)
      Shares for computing basic income/(loss) applicable to
        common stockholders per share                            205,139,407     162,886,967       179,367,670  162,886,967
      Shares for computing diluted income/(loss) applicable to
        common stockholders per share                            218,251,139     162,886,967       179,367,670  162,886,967

Footnotes
----------
a) Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is calculated as operating income (loss), plus depreciation and amortization, cost of undersea capacity sold, and amounts relating to the termination of the advisory services agreement.
b) Net income (loss) before preference share dividends and excluding non-recurring items is calculated as net income (loss) applicable to common stockholders, plus amounts related to preference share dividends and redemption of preference shares, plus extraordinary loss on retirement of senior notes, plus amounts related to the termination of advisory services agreement.

                     GLOBAL CROSSING LTD. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
            (In thousands of US dollars, except share information)


                                                                                          December 31, 1998     December 31, 1997
                                                                                          --------------------  ------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                                      $ 806,593         $ 1,453
   Restricted cash and cash equivalents                                                              77,190          25,275
   Accounts receivable, net of allowance for doubtful accounts of  $4,233                            71,195               -
   Other assets and prepaid costs                                                                    47,137           1,016
                                                                                          ------------------ ---------------
                                                                                                  1,002,115          27,744

Long term restricted cash and cash equivalents                                                      367,600               -
Long term accounts receivable                                                                        43,315               -
Capacity available for sale                                                                         574,849          21,200
Construction in progress                                                                            428,207         497,319
Deferred finance and organization costs, net of
accumulated amortization of $9,899 ($2,247 as of December 31, 1997)                                  45,757          25,934
Investment in Affiliates                                                                            177,334               -
                                                                                          ------------------ ---------------
                                                                                                $ 2,639,177       $ 572,197
                                                                                          ================== ===============

LIABILITIES
Current liabilities:
   Accrued construction costs                                                                     $ 129,081        $ 52,004
   Accounts payable and accrued liabilities                                                          31,990           1,658
   Accrued interest and preference share dividends                                                   14,428           2,922
   Deferred revenue                                                                                  44,197           5,325
   Income taxes payable                                                                              15,604               -
   Current portion of long term debt                                                                  6,393               -
   Current portion of obligations under inland services agreements and capital leases                14,572          30,189
                                                                                          ------------------ ---------------
                                                                                                    256,265          92,098

Long term debt                                                                                      269,598         162,325
Senior notes                                                                                        796,495         150,000
Long term deferred revenue                                                                           25,325               -
Obligations under inland services agreements and capital leases                                      24,520           3,009
Deferred income taxes                                                                                 9,654               -
                                                                                          ------------------ ---------------
   Total liabilities                                                                              1,381,857         407,432
                                                                                          ------------------ ---------------

Mandatorily Redeemable Preference Shares (5,000,000 shares as of
   December 31, 1998, $100 liquidation per share (net of unamortized issuance
    costs of $17,000))                                                                              483,000               -

Mandatorily Redeemable Preference Shares (109,830 shares as of
   December 31, 1997, $1,000 liquidation per share (net of unamortized discount
   and issuance costs of $12,224 and $6,962))                                                             -          90,644

STOCKHOLDERS EQUITY
   Common stock (205,371,244 shares outstanding)                                                      2,054           1,629
   Treasury Stock                                                                                  (209,414)              -
   Other stockholders' equity                                                                     1,069,743          72,652
   Accumulated deficit                                                                              (88,063)           (160)
                                                                                          ------------------ ---------------
                                                                                                    774,320          74,121

                                                                                                $ 2,639,177       $ 572,197
                                                                                          ================== ===============